Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

    We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-184522) pertaining to the Berry Plastics Group, Inc. 2006 Equity Incentive Plan and the Berry Plastics Group, Inc. 2012 Long-Term Incentive Plan of our report dated December 11, 2013, with respect to the consolidated financial statements of Berry Plastics Group, Inc. included in this Annual Report (Form 10-K) for the year ended September 28, 2013.

	By:	/s/ Ernst & Young LLP
Indianapolis, Indiana
December 11, 2013